Exhibit 32

SECTION 1350 CERTIFICATIONS

The undersigned, Timothy J. Mattke, Chief Executive Officer of MGIC Investment Corporation (the "Company"), and Nathaniel H. Colson, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S. C. Section 1350, that to our knowledge:

(1)the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2024

/s/ Timothy J. Mattke
Timothy J. Mattke
Chief Executive Officer

/s/ Nathaniel H. Colson
Nathaniel H. Colson
Chief Financial Officer and Chief Risk Officer